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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):       February 15, 2000
                                                 -------------------------------


                                   ECOGEN INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Delaware                         1-9579                   22-2487948
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(State or Other Jurisdiction of       (Commission             (I.R.S. Employer
 Incorporation or Organization)       File Number)           Identification No.)



        2000 Cabot Boulevard West, Langhorne, Pennsylvania    19047
        -------------------------------------------------------------
              (Address of Principal Executive Offices)      (Zip Code)



        Registrant's telephone number, including area code (215) 757-1590
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Item 2. Acquisition or Disposition of Assets

         On February 15, 2000, Ecogen Inc. (the "Company") completed its acquisition of certain assets of the sprayable Bt bioinsecticide business of Mycogen Corporation ("Mycogen"), an affiliate of Dow AgroSciences LLP. The Company issued to Mycogen 1,351,351 shares (the "Shares") of its common stock valued at $3,000,000 upon the closing of the transaction.

         The transaction included the purchase of Mycogen's Bt bioinsecticides product registration and data citation rights, trademarks, product inventories and a license to certain proprietary genes and strains for use in sprayable bioinsecticides. Prior to the closing, the Company acquired approximately $391,000 of Mycogen's inventory of sprayable Bt products, under a distribution agreement effective January 1, 2000. Principal products acquired include: MVP(R) for control of lepidopteran pests in vines and vegetables, MVP(R)II for control of lepidopteran pests in trees, nuts, vines and row crops and Mattch(TM) for control of lepidopteran pests in vegetables. The Company and Dow AgroSciences LLC also entered into a five-year supply agreement and the companies have agreed to enter into distribution agreements granting exclusive rights to Dow AgroSciences to sell the acquired products in Mexico, New Zealand and Australia.

         Under the terms of the agreement, Mycogen has agreed to hold the Shares for a three-year period, except in the event of certain change in control transactions. Mycogen was granted certain demand and piggyback registration rights with respect to the Shares. In addition, to the extent the Company issues additional securities at any time prior to February 15, 2003, Mycogen has the right of first refusal to purchase securities of the Company so as to maintain its ownership percentage in the Company. Mycogen also has been granted certain market price protection rights at the time that Mycogen sells the Shares which may result in the issuance of additional shares, which may not exceed 20% of the Company's outstanding shares without stockholder approval.

         The transaction will be accounted for as a purchase and, accordingly, the total purchase price for the assets of $3,440,000 including out of pocket expenses will be allocated based upon their fair value at the date of acquisition. The assets acquired include inventory and identifiable intangible assets including a license to certain genes and strains and product registration rights. The agreement also provides that the Company has no obligation for past or future royalties under a 1998 settlement agreement with Mycogen on a patent infringement dispute. Under purchase accounting, part of the purchase price has been allocated to other assets for the fully paid up royalty and any amounts previously accrued under the settlement agreement have been eliminated in purchase accounting.
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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Businesses Acquired

         The financial statements required by this item are not included as part of this Form 8-K. The Company intends to file such financial statements as soon as practicable, but in no event later than the date which is sixty (60) days from the date hereof.

(b)  Pro Forma Financial Information

         The pro forma financial information and other financial information required by this item are not included as part of this Form 8-K. The Company intends to file such financial information as soon as practicable, but in no event later than the date which is sixty (60) days from the date hereof.

(c)  Exhibits

Exhibit No.                Description
-----------                -----------
   10.153           Asset Purchase and License Agreement between Ecogen Inc. and
                    Mycogen Corporation dated as of February 15, 2000

   10.154           Stockholders Agreement between Ecogen Inc. and Mycogen
                    Corporation dated as of February 15, 2000


   10.155           Purchase and Sale Agreement between Ecogen Inc and Dow
                    AgroSciences LLC dated as of February 15, 2000*

     * Confidential treatment requested as to certain portions.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             ECOGEN INC.



                             By: /s/ James P. Reilly, Jr.
                                -----------------------------------------------
                                Name: James P. Reilly, Jr.
                                Title: Chairman and Chief Executive Officer



Date: March 1, 2000